Exhibit 99.1
CNA SURETY CORPORATION
CNA SURETY
BOARD MEETING
APRIL 24, 2008
     WHEREAS, the Direct Registration System (DRS) is a service within the securities industry that allows publicly-traded companies to issue shares in book-entry form, enabling shareholders to be directly registered on the books of the issuing company without having to take possession of physical stock certificates; and
     WHEREAS, the New York Stock Exchange required that all of its listed companies be DRS-eligible by March 31, 2008; and
     WHEREAS, in order to assure that such book-entry issuances are allowable for the Company, it is necessary to make certain amendments to the Company’s By-Laws; and
     WHEREAS, management has recommended to the Board of Directors that certain additional amendments to the Company’s By-Laws be made;
     NOW, THEREFORE, BE IT RESOLVED, that this Board of Directors hereby approves and adopts the amendments to the Company’s By-Laws reflected on the version of said By-Laws attached hereto as Exhibit L-1 and incorporated into this resolution by reference.